FOR IMMEDIATE RELEASE

CYALUME TECHNOLOGIES HOLDINGS, INC. REPORTS

FOURTH QUARTER AND FISCAL YEAR 2012 FINANCIAL RESULTS

2012 Revenues Increased 11.4% Over 2011; Further Improvement Expected in 2013

Schedules Conference Call for Thursday, April 4, 2013 at 10:00am ET

West Springfield, Mass., March 26, 2013 – Cyalume Technologies Holdings, Inc. (OTCBB: CYLU) (“the Company” or “Cyalume”) today reported its financial results for the fourth quarter and year ended December 31, 2012.

$ in thousands	3 Months Ended			Year Ended
(except per share data)	12/31/12	12/31/11	Change**	12/31/12	12/31/11	Change**
Revenues	$11,630	$8,348	39.3%	$38,642	$34,703	11.4%
Gross profit	$5,561	$3,393	63.9%	$17,112	$16,135	6.1%
Gross margin	47.8%	40.6%	717 bps	44.3%	46.5%	(221) bps
Net income (loss) **	$(1,692)	$(1,133)	(49.3%)	$(50,218)	$327	NM*
Adjusted EBITDA	$1,682	$844	99.3%	$4,167	$6,679	(37.6)%

* NM – Not meaningful

** The year ended 12/31/12 includes $47.4 million of non-cash impairment charges related to an acquisition made several years ago. Both the net loss for the three months ended and the year ended 12/31/2012 include expense of approximately $3.1 million and $3.4 million, respectively relating to contingent consideration for earn-out provisions of a 2011 acquisition.

Adjusted EBITDA is an important measure because it presents a view of our performance on an ongoing basis without regard to capital structure, capital investment cycles and corresponding ages of related assets among comparable companies. A more detailed description of Adjusted EBITDA and a reconciliation to GAAP net income (loss) is contained later in this release.

Revenues by product category	3 Months Ended			Year Ended
($ in millions)	12/31/12	12/31/11	Change**	12/31/12	12/31/11	Change**
Military (non-ammunition)	$8.0	$5.0	$3.0	$24.3	$23.8	$0.5
Ammunition	$0.0	$1.0	$(1.0)	$2.1	$5.2	$(3.1)
Law enforcement / commercial public safety	$1.4	$0.8	$0.6	$4.0	$3.8	$0.2
Specialty products	$2.3	$1.5	$0.8	$8.2	$1.9	$6.3
Total ***	$11.7	$8.3	$3.4	$38.6	$34.7	$3.9

*** Numbers may not add exactly due to rounding

Cyalume’s President & CEO, Zivi Nedivi noted, “We are pleased to report that the 2012 fourth quarter was the strongest period of the year in terms of revenues, due to several major initiatives and strategies we put in place earlier in the year to first turnaround and then rebuild our business. Fourth quarter revenues grew by 15%, 30% and 46% as compared to revenues reported for the 2012 third, second and first quarters, respectively.”

Cyalume Technologies News Release	Page 2
March 26, 2013

“In 2012, we completed the realignment of our corporate structure, significantly strengthened senior management and our sales force, redefined the objectives of our R&D program, and put in place enhanced pay-for-performance incentives.”

He concluded, “For 2013, we expect our business to further improve as compared to 2012, driven by a meaningful pipeline of new product launches and current product upgrades. We have formulated strategies to expand our presence in certain existing markets and also enter new markets. Furthermore, we are exploring several new business partnerships, and other M&A activities that could accelerate our top line growth and also improve our profitability for 2013 and beyond.”

Conference Call

Cyalume’s President & CEO, Zivi Nedivi, and CFO, Michael Bielonko will host a conference call on Thursday, April 4, 2013 at 10:00am ET to discuss these results as well as recent corporate developments. After opening remarks, there will be a question and answer period. Interested parties may participate in the call by dialing (201) 493-6739. Please call in 10 minutes before the conference call is scheduled to begin and ask for the Cyalume call. Questions may be asked during the live call, or alternatively, you may e-mail questions in advance to lcati@equityny.com.

The conference call will also be broadcast live over the Internet. To listen to the live call, please go to www.cyalume.com click on the Investors section, then to the Events and Presentations where the conference call is posted. Please go to the website 15 minutes early to download and install any necessary audio software. If you are unable to listen live, the conference call will be archived and can be accessed for approximately 90 days. We suggest listeners use Microsoft Explorer as their browser.

About Cyalume Technologies Holdings, Inc.

Cyalume designs and manufactures non-pyrotechnic tactical products and training solutions for the world's militaries and law enforcement agencies, as well as for certain safety markets. Cyalume is the exclusive supplier to the U.S. and NATO-country militaries for all of their chemical light needs and operates manufacturing facilities in the U.S. and France. Through its subsidiary Cyalume Specialty Products, Cyalume also manufactures specialty chemical components for various markets.

Forward-Looking Statements

This press release and the accompanying scheduled investor conference call include forward-looking statements concerning sales and operating earnings. These forward-looking statements are based upon management's expectations and beliefs concerning future events. Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside the control of the Company and which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to: the effect of regional and global economic and industrial market conditions including our expectations concerning their impact on the markets we serve; the effect of conditions in the financial and credit markets and their impact on the Company and our customers and suppliers; the impact of the Company's cost reduction initiatives; the Company's ability to execute its business plan to meet its sales, operating income, cash flow and capital expenditure guidance; the impact on the Company's gross profit margins as a result of changes in product mix; the Company's vulnerability to industry conditions and competition; the effect of any interruption in the Company's supply of raw materials or a substantial increase in the price of raw materials; ongoing capital expenditures and investment in research and development; compliance with any changes in government regulations and environmental and health and safety laws; the effect on the Company's international operations of unexpected changes in legal and regulatory requirements, export restrictions, currency controls, tariffs and other trade barriers, difficulties in staffing and managing foreign operations, political and economic instability, difficulty in accounts receivable collection and potentially adverse tax consequences; the effect of foreign currency exchange rates as the Company's non-U.S. sales continue to increase; reliance for a significant portion of the Company's total revenues on a limited number of large organizations and the continuity of business relationships with major customers; the loss of key personnel; the nature and extent of military operations being conducted by customers.

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March 26, 2013

Actual results and events may differ significantly from those projected in the forward-looking statements. Reference is made to Cyalume's filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K, its quarterly reports on Form 10-Q, and other periodic filings, for a description of the foregoing and other factors that could cause actual results to differ materially from those in the forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

The footnotes and other disclosures contained in the Company’s annual report on Form 10-K, its quarterly reports on Form 10-Q, and other periodic filings are an integral part of its financial statements and should be read in conjunction with any review of its financial statements.

Contact:
Cyalume Technologies Holdings, Inc.	Investor Relations Counsel:
Michael Bielonko	The Equity Group Inc.
Chief Financial Officer	Lena Cati (212) 836-9611
(413) 858-2500	lcati@equityny.com
www.cyalume.com	www.theequitygroup.com

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March 26, 2013

Cyalume Technologies Holdings, Inc.

Consolidated Statements of Comprehensive Income (Loss)

(in thousands, except shares and per share information)

	For the Three	For the Three	For the Year	For the Year
	Months Ended	Months Ended	Ended	Ended
	December 31,	December 31,	December 31,	December 31,
	2012	2011	2012	2011
Revenues	$11,630	$8,348	$38,642	$34,703
Cost of revenues	6,069	4,955	21,530	18,568
Gross profit	5,561	3,393	17,112	16,135

Other expenses (income):
Sales and marketing	1,286	1,144	5,515	4,402
General and administrative	2,710	1,578	7,815	6,135
Research and development	539	461	1,963	1,888
Interest expense, net	544	559	2,219	2,330
Interest expense – related party	1	8	19	43
Amortization of intangible assets	438	549	1,858	1,805
Change in fair value of contingent consideration	3,139	59	3,380	59
Impairment loss on equipment	0	0	273	0
Impairment loss on goodwill and intangible assets (1)	0	0	47,369	0
Other (income) loss, net	33	(41)	(112)	(489)
Total other expenses	8,690	4,317	70,299	16,173

Loss before income taxes	(3,129)	(924)	(53,187)	(38)
Provision for (benefit from) income taxes	(1,437)	209	(2,969)	(365)
Net income (loss)	(1,692)	(1,133)	(50,218)	327

Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	168	(301)	108	(67)
Unrealized gain (loss) on cash flow hedges, net of taxes of $(15), $(21), $(45) and $(23), respectively	25	36	73	41
Other comprehensive income (loss)	193	(265)	181	(26)
Comprehensive income (loss)	$(1,499)	$(1,398)	$(50,037)	$301

Net income (loss) per common share:
Basic			$(2.76)	$0.02
Diluted			$(2.76)	$0.02

Weighted average shares used to compute net income (loss) per common share:
Basic			18,205,586	16,911,103
Diluted			18,205,586	18,470,638

(1)	The year ended 12/31/12 includes $47.4 million of non-cash impairment charges related to an acquisition made several years ago.

Cyalume Technologies News Release	Page 5
March 26, 2013

Cyalume Technologies Holdings, Inc.

Consolidated Balance Sheets

(in thousands, except shares and per share information)

	December 31, 2012	December 31, 2011
Assets
Current assets:
Cash	$2,695	$2,951
Accounts receivable, net of allowance for doubtful accounts of $155 and $206, respectively	3,875	3,339
Inventories, net	9,597	10,843
Income taxes refundable	173	38
Deferred income taxes	652	386
Prepaid expenses and other current assets	558	559
Total current assets	17,550	18,116

Property, plant and equipment, net	9,177	10,417
Goodwill	8,160	55,329
Other intangible assets, net	20,190	22,007
Due from related party	3,972	3,721
Restricted cash	0	600
Debt issuance costs, net of current portion	28	154
Total assets	$59,077	$110,344

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of notes payable	$9,734	$1,592
Accounts payable	2,934	1,948
Accrued expenses	2,583	2,179
Note payable to related party	0	250
Current portion of capital lease obligation	14	43
Derivatives liability	169	0
Total current liabilities	15,434	6,012

Notes payable, net of current portion	8,394	18,975
Note payable due to related parties	2,100	0
Line of credit due to related party	0	755
Deferred income taxes	3,862	7,145
Contingent consideration	0	3,699
Derivatives liability	0	273
Asset retirement obligation	184	175
Capital lease obligation, net of current portion	22	30
Contingent legal obligation	3,806	3,627
Total liabilities	33,802	40,691

Commitments and contingencies (Note 20)

Stockholders' equity
Preferred stock, $0.001 par value; 1,000,000 shares authorized, no shares issued or outstanding	0	0
Common stock, $0.001 par value; 50,000,000 shares authorized; 20,738,260 and 18,311,228 issued and outstanding, respectively	21	18
Additional paid-in capital	105,990	100,334
Accumulated deficit	(80,221)	(30,003)
Accumulated other comprehensive loss	(515)	(696)
Total stockholders’ equity	25,275	69,653
Total liabilities and stockholders' equity	$59,077	$110,344

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March 26, 2013

Adjusted EBITDA (a Non-GAAP Financial Measure)

Cyalume defines Adjusted EBITDA as net income before interest expense, income taxes, depreciation, amortization, non-cash stock-based compensation, foreign currency gains or losses and certain other income or expense items. Management uses Adjusted EBITDA for establishing internal budgets, goals and certain performance bonuses. Internal financial reports including those provided to the Board of Directors, focus on Adjusted EBITDA. Since Adjusted EBITDA is not necessarily an indicator of overall cash flows of Cyalume, management reviews capital budgets and cash flow forecasts in parallel with Adjusted EBITDA analysis. Because Adjusted EBITDA eliminates interest expense, income taxes and depreciation, amortization, non-cash stock-based compensation, foreign currency gains or losses and one-time income or expense items, Cyalume considers this financial measure an important indicator of Cyalume's liquidity, operational strength and performance. Investors may find Adjusted EBITDA useful as it illustrates underlying operating trends in Cyalume's business.

In addition, components of Adjusted EBITDA are a key component in the determination of our compliance with certain covenants under our credit agreements. Adjusted EBITDA is not a measure of financial performance under GAAP. Adjusted EBITDA should not be considered in isolation, or as a substitute for net income, cash flows, or other consolidated income or cash flow data presented in accordance with GAAP or as a measure of our liquidity or financial condition. Because Adjusted EBITDA is not a measure determined in accordance with GAAP and is thus susceptible to varying calculations, Adjusted EBITDA as discussed may not be comparable to other similarly titled measures of other companies.

The use of Adjusted EBITDA as a supplemental liquidity measure is useful as it assists management in understanding and evaluating the Company's capacity, excluding the impact of interest, taxes, and non-cash depreciation and amortization charges, for servicing debt and other cash needs, prior to our consideration of the impacts of other potential sources and uses of cash, such as working capital items. Investors may find it useful for these purposes as well. Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net cash provided by operating activities, as determined in accordance with GAAP, since it omits the impact of interest, taxes and changes in working capital that use or provide cash (such as receivables, payables and inventories) as well as the sources or uses of cash associated with changes in other balance sheet items (such as long-term loss accruals and deferred items). Because Adjusted EBITDA excludes depreciation and amortization, Adjusted EBITDA does not reflect any cash requirements for the replacement of the assets being depreciated and amortized, which assets will often have to be replaced in the future. Further, Adjusted EBITDA, because it also does not reflect the impact of debt service, income taxes, cash dividends, capital expenditures and other cash commitments, does not represent how much discretionary cash we have available for other purposes. Nonetheless, Adjusted EBITDA is a key measure expected by and useful to our investors, rating agencies and the banking community in the analysis of a Company's ability to service debt, fund capital expenditures and otherwise meet cash needs, respectively. Cyalume also evaluates Adjusted EBITDA because it is clear that movements in these non-GAAP measures impact the Company's ability to attract financing. Adjusted EBITDA, as calculated, may not be comparable to similarly titled measures reported by other companies.

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March 26, 2013

Cyalume Technologies Holdings, Inc.

Reconciliation of Net Income to Adjusted EBITDA

(Unaudited, in thousands)

	For the Three	For the Three	For the Year	For the Year
	Months Ended	Months Ended	Ended	Ended
	December 31,	December 31,	December 31,	December 31,
	2012	2011	2012	2011

Net Income	$(1,692)	$(1,133)	$(50,218)	$327

Adjustments to arrive at EBITDA:
Interest expense, net	545	567	2,238	2,373
Provision for (benefit from) income taxes	(1,437)	209	(2,969)	(365)
Depreciation	343	331	1,374	1,150
Amortization	438	549	1,858	1,805
Impairment of goodwill, intangibles and equipment (1)	0	0	47,642	0

EBITDA	(1,803)	523	(75)	5,290

Adjustments to arrive at Adjusted EBITDA:
Contingent consideration	3,139	59	3,380	59
Other expenses (2)	346	262	862	1,330
Adjusted EBITDA	$1,682	$844	$4,167	$6,679

(1)	The year ended 12/31/12 includes $47.4 million of non-cash impairment charges related to an acquisition made several years ago.
(2)	Inventory step-up amortization, non-cash stock-based compensation and foreign exchange (gains)/losses